As filed with the Securities and Exchange Commission on April 14, 1999 Registration No. 333-
================================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               -----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                               -----------------------
                           FIRSTWORLD COMMUNICATIONS, INC.
                (Exact name of registrant as specified in its charter)

                  DELAWARE                             33-0521976
        (State or other jurisdiction                (I.R.S. Employer
     of incorporation or organization)            Identification No.)

                               -----------------------

                         7100 E. BELLEVIEW AVENUE, SUITE 210
                          GREENWOOD VILLAGE, COLORADO  80111
                                    (303) 874-8010
      (Address of principal executive offices, including zip code, and telephone number)

         THE 1999 EQUITY INCENTIVE PLAN OF FIRSTWORLD COMMUNICATIONS, INC.
                             (Full title of the plans)

                               -----------------------

                JEFFREY L. DYKES                           Copies to:
                 General Counsel                      DAVID A. HAHN, ESQ.
         FIRSTWORLD COMMUNICATIONS, INC.                LATHAM & WATKINS
       7100 E. BELLEVIEW AVENUE, SUITE 210         701 "B" STREET, SUITE 2100
       GREENWOOD VILLAGE, COLORADO  80111         SAN DIEGO, CALIFORNIA 92101
                 (303) 874-8010                          (619) 236-1234
     (Name, address, including zip code, and
                telephone number,
   including area code, of agent for service)


                                                       CALCULATION OF REGISTRATION FEE
==========================================================================================================================
            Title of Securities                Amount              Proposed Maximum    Proposed Maximum      Amount of
              to be Registered                 to be                Offering Price    Aggregate Offering    Registration
                                           Registered(1)               Per Share             Price              Fee
--------------------------------------------------------------------------------------------------------------------------
           Series B Common Stock,            5,000,000              $.45 - $7.50(2)     $14,058,090(2)         $3,909
             $.0001 par value
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Series B Common Stock that become issuable under The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.


(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon (a) the actual exercise price, for shares issuable pursuant to options which the Registrant intends to grant under The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. immediately following the effectiveness of this Registration Statement and (b) the book value as of December 31, 1998, for shares available for grant under The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. The following chart shows the calculation of the registration fee:

Type of Shares                                                Number of Shares  Offering Price per Share  Aggregate Offering Price
--------------                                                ----------------  ------------------------  ------------------------
Series B Common Stock issuable pursuant to options that the
Registrant intends to grant under The 1999 Equity Incentive
Plan of FirstWorld Communications, Inc.                        1,874,300         $  6.00-7.50              $   12,651,525
Series B Common Stock available for grant under The 1999
Equity Incentive Plan of FirstWorld Communications, Inc.       3,125,700         $  0.45                   $   1,406,565



  Options granted under The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. vest in four equal installments of 25% of the shares subject to the option on each of the first four anniversaries of the vesting start date. The exercise price of options which the Registrant intends to grant under The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. immediately after the effectiveness of this Registration Statement is $6.00 for the first installment, $6.50 for the second installment, $7.00 for the third installment and $7.50 for the fourth and final installment.

                                        PART I

ITEM 1.  PLAN INFORMATION.

       Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

       Not required to be filed with this Registration Statement.


                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

               (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (b) the Registrant's Quarterly Report on Form 10-Q for the transition period from October 1, 1998 to December 31, 1998 filed pursuant to Section 13 of the Exchange Act;

               (c) the Registrant's Current Report on Form 8-K, filed on March 29, 1999, pursuant to Section 13 of the Exchange Act;

               (d) the Registrant's Current Report on Form 8-K, filed on January 20, 1999, pursuant to Section 13 of the Exchange Act;

               (e) the Registrant's Current Report on Form 8-K, filed on December 15, 1998, pursuant to Section 13 of the Exchange Act;

               (f) the Registrant's Current Report on Form 8-K, filed on November 3, 1998, pursuant to Section 13 of the Exchange Act; and

               (g) the description of the Registrant's Series B Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on October 8, 1998, pursuant to Section 12(g) of the Exchange Act.

       All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Six Latham & Watkins attorneys own an aggregate of 57,351 shares of Series B Common Stock, warrants to purchase an aggregate of 9,634 shares of Series B Common Stock and options to purchase 20,000 shares of Series B Common Stock. John C. Stiska, one of the Registrant's directors, accepted an of-counsel position with Latham & Watkins in July 1998. Latham & Watkins provides legal services to the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The General Corporation Law of the State of Delaware (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance the expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnify for such expenses that such court deems proper. The DGCL also permits a corporation to purchase and maintain liability insurance for its directors and officers.

       The Registrant's Certificate of Incorporation and bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify all directors and officers and all other persons whom it has authority to indemnify under Section 145 of the DGCL. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       PROVIDED, HOWEVER, that the undertakings set forth in paragraphs
       (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 14th day of April 1999.

                                     FirstWorld Communications, Inc.


                                     By: /s/ SHELDON S. OHRINGER
                                         ------------------------------------
                                                SHELDON S. OHRINGER
                                         PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                  AND DIRECTOR

                                  POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey L. Dykes his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 SIGNATURE                         TITLE                                 DATE
 ---------                         -----                                 ----
 /s/ SHELDON S. OHRINGER           President, Chief Executive            April 14, 1999
-----------------------------      Officer and Director
     Sheldon S. Ohringer           (Principal Executive Officer)


 /s/ PAUL C. ADAMS                 Vice President, Finance, Treasurer,   April 14, 1999
-----------------------------      Assistant Secretary and
     Paul C. Adams                 acting Chief Financial
                                   Officer (Principal Financial
                                   and Accounting Officer)

 /s/ DONALD L. STURM               Chairman of the Board                 April 14, 1999
-----------------------------
     Donald L. Sturm

 /s/ C. KEVIN GARLAND              Director                              April 14, 1999
-----------------------------
     C. Kevin Garland

 /s/ RODNEY D. MALCOLM             Director                              April 14, 1999
-----------------------------
     Rodney D. Malcolm


 /s/ JAMES O. SPITZENBERGER        Director                              April 14, 1999
-----------------------------
     James O. Spitzenberger

 /s/ MELANIE STURM                 Director                              April 14, 1999
-----------------------------
     Melanie Sturm

 /s/ JOHN C. STISKA                Director                              April 14, 1999
-----------------------------
     John C. Stiska

                                    EXHIBIT INDEX

 EXHIBIT
 -------
 4.1       The 1999 Equity Incentive Plan of FirstWorld Communications, Inc. (the "1999 Plan")
 4.2       Form of Incentive Stock Option Agreement of FirstWorld Communications, Inc. under the 1999 Plan
 4.3       Form of Non-Qualified Stock Option Agreement of FirstWorld Communications, Inc.
           under the 1999 Plan
 4.4       Form of Stock Appreciation Right Award Agreement of FirstWorld Communications, Inc.
           under the 1999 Plan
 5.1       Opinion of Latham & Watkins.
 23.1      Consent of PricewaterhouseCoopers LLP.
 23.2      Consent of Latham & Watkins (included in Exhibit 5.1 hereto).
 24.1      Power of Attorney (included on signature page hereto).